UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 933-6050
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On August 29, 2008, Legend Media, Inc. (the "Company") completed the sale of 625,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and warrants (the "Warrants") to purchase 300,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to Maoming China Fund ("Maoming") for gross proceeds to the Company of $1,500,000 in cash. The sale of the Preferred Stock and Warrants (the "Offering") occurred pursuant to the terms of a Securities Purchase Agreement (the "Purchase Agreement") dated March 31, 2008, between the Company and Maoming, as previously disclosed in the Company's Current Report on Form 8-K filed with the Securities Exchange Commission (the "SEC") on April 4, 2008. The Offering closed in connection with the Company’s previously announced acquisition of its second media advertising business operating in the People's Republic of China, News Radio Limited.

The Warrants are immediately exercisable at an exercise price of $2.50 per share until August 28, 2011 (the "Expiration Date") and are exercisable on a cashless basis at any time after August 29, 2009 and until the Expiration Date if the Common Stock underlying the Warrants has not been registered with the SEC by such date.

Pursuant to the terms of the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of the Company (the "Certificate of Designation") filed with the Nevada Secretary of State in connection with the Purchase Agreement, the Preferred Stock is initially convertible into Common Stock at the option of the holder on a one-for-one basis for no additional consideration. The Preferred Stock votes as a single class with the Common Stock on each matter submitted to the Company's stockholders based upon the whole number of shares of Common Stock into which the Preferred Stock is convertible at such time. In any liquidation, dissolution or winding up of the Company, the Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to the Company's stockholders prior and in preference to the holders of any other securities of the Company in an amount equal to $2.40 per share of Preferred Stock. After payment has been made to the holders of the Preferred Stock of the full amount required to be paid, any remaining assets of the Company will be distributed ratably to the holders of the Company's Common Stock. In addition, the Certificate of Designation provides the holders of the Preferred Stock with anti-dilution protection in the event of future sales of equity securities of the Company at less than $2.40 per share (with limited exceptions). Finally, the Company may not create a new class or series of preferred stock having priority over, or rights that are senior to, or pari passu with, the Preferred Stock without prior approval from the holders of more than 50% of the outstanding Preferred Stock.

The Company issued the shares of Preferred Stock and the Warrants in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder, based upon its compliance with such rules and regulations. In that respect, the Company notes that: (a) Maoming represented to the Company that it is an accredited investor within the meaning of Regulation D; (b) the Company did not conduct any general solicitation or general advertising in connection with the issuance; (c) Maoming agreed to hold the acquired securities for its own account and not on behalf of others; (d) Maoming represented that it acquired the securities and will acquire the underlying shares of Common Stock for investment purposes only and not with a view to sell them; and (e) the certificates for the issued securities and the certificates for the underlying shares of Common Stock will contain a restrictive legend in accordance with the rules and regulations of the Securities Act.

In accordance with the terms of the Purchase Agreement, Maoming is obligated to purchase an additional 208,333.33 shares of Preferred Stock and additional warrants to purchase 100,000 shares of Common Stock for $500,000. The Company expects these securities to be issued on an as-needed basis.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Certificate of Designation are qualified in their entirety by reference to the complete documents, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 8.01    Other Events.

On August 29, 2008, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit #	Description
3.1**	Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of Legend Media, Inc.
4.1*	Form of Common Stock Purchase Warrant of Legend Media, Inc.
10.1*	Securities Purchase Agreement, dated as of March 31, 2008, among Legend Media, Inc. and Maoming China Fund
99.1	Press release dated August 29, 2008

*	Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the SEC on April 4, 2008.
**	Incorporated herein by reference to the Company's Current Report on From 8-K filed with the SEC on July 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPANY NAME CORPORATION

Date: August 29, 2008	By:	/s/ Jeffrey Dash
Jeffrey Dash
Chief Executive Officer